SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  _X_
Filed by a Party other than the Registrant  ___

Check the appropriate box:
___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            VARITRONIC SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)


   (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
_X_      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-(6)(i)(3).
___      Fee computed on the table below per Exchange Act Rules
         14a-6(i)4 and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

___  Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:




[LOGO]
                            VARITRONIC SYSTEMS, INC.
                             300 Interchange North
                             300 Highway 169 South
                          Minneapolis, Minnesota 55426

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 1, 1995

To the Shareholders of Varitronic Systems, Inc.:

     The Annual Meeting of Shareholders of Varitronic Systems, Inc. will be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, on Friday, December 1, 1995, at 9:30 a.m., local time, for the following purposes:

     1.   To elect two directors to serve for three-year terms.

     2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Only shareholders of record at the close of business on October 3, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

     This Notice, the enclosed Proxy Statement and Proxy are sent to you by order of the Board of Directors.

                                             /s/ Deborah L. Moore
                                             Deborah L. Moore
                                             Secretary


October 27, 1995
Minneapolis, Minnesota



                            VARITRONIC SYSTEMS, INC.
                             300 Interchange North
                             300 Highway 169 South
                          Minneapolis, Minnesota 55426

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 1, 1995

     The Annual Meeting of Shareholders of Varitronic Systems, Inc. (the "Company") will be held on Friday, December 1, 1995, at 9:30 a.m., at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Shareholders.


     You are solicited on behalf of the Board of Directors to sign and return the enclosed proxy card in the accompanying envelope. The cost of soliciting proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies. The Company will reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock. The Proxy Statement and the enclosed form of proxy were first mailed to shareholders on or about October 27, 1995.

     Any shareholder granting a proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Proxies that are signed by shareholders, but that lack any specification, will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the election as directors of the nominees listed in this Proxy Statement.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only shareholders of record at the close of business on October 3, 1995, will be entitled to vote at the Annual Meeting. On that date, 2,336,328 shares of Common Stock were outstanding. Shareholders are entitled to one vote for each share of Common Stock held.

                             ELECTION OF DIRECTORS

     Pursuant to the Restated Articles of Incorporation of the Company, the Board has fixed the number of directors at six. The directors are divided into three equal classes (1, 2 and 3) and elected for staggered terms. Two class 1 directors will be elected at the 1995 Annual Meeting to serve for a three-year term and until their successors are elected and have qualified.

     The nominees for election at the Annual Meeting are Raymond F. Good and John B. Zaepfel. Both nominees have consented to be named in this Proxy Statement and to serve if elected. If any such person should become unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees as shall be designated by the present Board of Directors to fill the vacancy. In order to be elected, each nominee must receive the affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting. The names, classes and ages of the nominees and other directors, their principal occupations, and the year each first became a director, are set forth below:

                                                                               DIRECTOR
NAME                       PRINCIPAL OCCUPATION                         AGE      SINCE
Raymond F. Good (nominee)  Independent Executive Consultant             67       1983
 --Class 1 Director

John B. Zaepfel (nominee)  Investor and Consultant                      59       1992
 --Class 1 Director

Anton J. Christianson      Chairman of Cherry Tree Investments, Inc.    43       1984
 --Class 2 Director

Donald J. Kramer           Private Consultant                           63       1984
 --Class 2 Director

Scott F. Drill             Chairman, President, Chief Executive         42       1983
 --Class 3 Director         Officer and Treasurer

Reid V. MacDonald          President and Chief Executive                48       1993
 --Class 3 Director         Officer of Faribault Foods, Inc.


     Mr. Good has been an Independent Executive Consultant since February 1992. From 1986 to 1992, Mr. Good was an Executive Vice President of Regis McKenna, Inc., a technology marketing consulting firm. Mr. Good is also a director of Astrocom Corporation.

     Mr. Zaepfel has been an independent investment and business consultant serving middle market companies since 1989. From 1985 to 1989, Mr. Zaepfel was the Chief Executive Officer of CPG International, a manufacturer of graphic art, engineering and media supplies.

     Mr. Christianson is a co-founder of Cherry Tree Investments, Inc., a venture capital firm based in Minneapolis. Mr. Christianson has been Chairman of Cherry Tree Investments, Inc. and a Managing General Partner of four Cherry Tree Ventures partnerships since 1981. Mr. Christianson is also a director of Computer Petroleum Corporation, Fourth Shift Corporation, TRO Learning, Inc., and Transport Corporation of America.

     Mr. Kramer has been a private consultant and a Principal of TA Associates, a private equity capital firm in Boston, Massachusetts, since January 1990. For the previous five years, Mr. Kramer was a partner of TA Associates. He is also a director of Acuity Systems, Inc.

     Mr. Drill is one of the founders of the Company and has been President, Chief Executive Officer and Treasurer of the Company since 1983. In January 1990, Mr. Drill was elected Chairman of the Board.

     Mr. MacDonald has been President and Chief Executive Officer of Faribault Foods, Inc., a privately-held manufacturer and distributor of canned food products, since 1980.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 1995, the Company's Board of Directors met four times. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served. Standing committees of the Board of Directors include the Audit Committee and the Compensation Committee.

     The Audit Committee recommends the selection of the Company's independent accountants, approves the services performed by such accountants, and reviews and evaluates the Company's financial and reporting systems and the adequacy of internal controls for compliance with corporate guidelines. Members of the Audit Committee, which consists of three outside directors, are Donald J. Kramer, Anton J. Christianson and John B. Zaepfel. The Audit Committee met twice in fiscal 1995.

     The Compensation Committee reviews and recommends to the Board compensation arrangements for all executive officers of the Company. In addition, the Compensation Committee is responsible for administration of the Company's 1994 Incentive Stock Option Plan, the Restated Cash Bonus Plan and the Employee Stock Purchase Plan, and for recommending the Company's matching contribution to the Incentive Plus Plan (401(k) plan). Members of the Compensation Committee, which consists of three outside directors, are Anton J. Christianson, Donald J. Kramer and Raymond F. Good. The Compensation Committee met twice in fiscal 1995.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no compensation for their services as directors. Out-of-town directors receive $1,500 and local directors receive $1,250 for each board meeting, and are reimbursed by the Company for out-of-pocket expenses incurred while attending meetings. In addition, directors who serve on the Compensation or Audit Committee receive $150 for each committee meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information about the ownership of Common Stock of the Company by each shareholder known to the Company who beneficially owns more than 5% of the outstanding shares of the Company's Common Stock, by each director or director-nominee, by each executive officer named in the Summary Compensation Table, and by all executive officers and directors as a group, as of October 3, 1995:

      NAME AND BUSINESS ADDRESS          NUMBER OF      PERCENT
         OF BENEFICIAL OWNER           SHARES OWNED     OF CLASS

PRINCIPAL SHAREHOLDERS:                    390,300        16.7%
  Heartland Advisors, Inc.
  790 North Milwaukee Street
  Milwaukee, WI 53202

  Scott F. Drill (Chief Executive          292,754(1)     12.5%
  Officer & director)
  300 Interchange North
  300 Highway 169 South
  Minneapolis, MN 55426

  Luis Hernandez                           131,300         5.6%
  3069 Misty Harbour Drive
  Las Vegas, NV 89117

  Shawmut Investment Advisers              121,400         5.2%
  777 Main Street
  Hartford, CT 06115

DIRECTORS:
  Anton J. Christianson                     12,340          *
  Raymond F. Good (nominee)                  8,889          *
  Donald J. Kramer                              --         --
  Reid V. MacDonald                          1,000          *
  John B. Zaepfel (nominee)                     --         --

EXECUTIVE OFFICERS:
  David C. Grey                              4,000(1)       *
  Monte J. Mosiman                          16,266(1)       *
  Roger A. Larson                           46,147(1)      2.0%
  Timothy P. Fitzgerald                     25,500(1)      1.1%

  All executive officers and
  directors as a group (14 persons)        478,209(1)     19.7%

*Less than one percent

(1) Includes the following number of shares which could be acquired within 60 days of October 3, 1995 through the exercise of stock options: Mr. Drill, 8,000 shares; Mr. Grey, 4,000 shares; Mr. Mosiman, 8,000 shares; Mr. Larson, 8,000 shares; Mr. Fitzgerald, 25,000 shares; and all executive officers and directors as a group, 85,500 shares.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achievement of the Company's financial performance and growth objectives. The primary elements of the executive compensation program are base salary, annual incentives, and long-term incentives. These elements are designed to (i) provide compensation opportunities that will allow the Company to attract and retain talented executives who are essential to the Company's success; (ii) provide compensation that rewards corporate performance and motivates the executives to achieve corporate strategic objectives; and (iii) align the interests of executives with the long-term interests of shareholders through stock-based awards.

BASE SALARY

     Base salaries of the Company's executive officers are intended to be competitive with the median base salaries paid by other corporations similar to the Company and to serve as a platform for performance-based (incentive) pay. Base salaries are determined for executive positions using compensation surveys, taking into account variables such as geography, job comparability, size of the company and nature of the business. In addition to base salary, executive officers are eligible to participate in the Company's employee benefit plans on the same terms as other employees.

ANNUAL INCENTIVES

     The purpose of the Restated Cash Bonus Plan is to encourage employees to have a positive vested interest in the success of the Company by providing a direct financial incentive in the form of an annual cash bonus for achieving pre-determined financial objectives, specifically: revenue, net income and earnings per share targets. Each employee is eligible to receive a cash bonus expressed as a flat dollar amount or as a percentage of base salary depending on which of six pre-established job levels the employee occupied. In fiscal 1995, the Company did not meet its financial objectives, and no cash bonus awards were paid under the plan.

LONG-TERM INCENTIVES

     The 1994 Incentive Stock Option Plan is the basis of the Company's long-term incentive plan for executive officers and other key employees. The objective of the plan is to align executives' long-term interests with those of the shareholders by creating a direct incentive for executives to increase shareholder value. The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of five years. One-third of the options become exercisable on each of the first three anniversary dates following the date of the grant. The award of option grants is consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. No stock options were granted to executive officers under this plan in fiscal 1995.

     In fiscal 1995, the Committee granted Mr. Fitzgerald 75,000 nonqualified options to purchase Common Stock as part of an employment offer for the position of Vice President of Operations. These options become exercisable equally over a three year vesting period at an exercise price of $7.75, and expire five years from the date of grant.

     The Company offers an Employee Stock Purchase Plan in which eligible employees can contribute between three and ten percent of their base pay to purchase up to 500 shares of Common Stock per year. The shares are issued by the Company at a price per share equal to 85 percent of market value on the first day of the offering period or the last day of the plan year, whichever is lower. For the plan year ended September 30, 1995, four executive officers participated in the plan. Mr. Drill is not allowed to participate in the plan since he owns more than five percent of the Company's Common Stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee determines compensation for the Chief Executive Officer on an annual basis. Mr. Drill's current base salary of $200,000 became effective November 1, 1988. The Committee believes that this base salary is consistent and competitive with salaries paid to Chief Executive Officers of manufacturing companies similar in size to the Company, located in the Upper-Midwest region of the country. There has been no change to Mr. Drill's base salary since fiscal 1989 because the Committee has chosen to link the opportunity for increased compensation to the achievement of certain profit objectives for the Company.

     The performance criteria for the annual incentive bonus plan of the Chief Executive Officer is based on achieving growth in earnings per share. If the Company achieves growth in earnings per share of 15 percent over the prior year, the Chief Executive Officer will receive a cash bonus of 15 percent of base salary. Growth in earnings per share of 25 percent or more will allow the Chief Executive Officer to earn a cash bonus of 30 percent of base salary. Mr. Drill did not receive a cash bonus in fiscal 1995 since the earnings per share growth rate objective was not met.

CONCLUSION

     The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for continued growth in earnings and shareholder value.

                                        Anton J. Christianson
                                        Raymond F. Good
                                        Donald J. Kramer
                                        Members of the Compensation Committee


                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary earned in fiscal 1995 exceeded $100,000.

                                                                                    LONG-TERM
                                                  ANNUAL COMPENSATION             COMPENSATION          ALL
NAME AND PRINCIPAL            FISCAL                   CASH       OTHER ANNUAL       OPTION            OTHER
POSITION                       YEAR       SALARY       BONUS    COMPENSATION(1)     AWARDS(2)     COMPENSATION(3)
Scott F. Drill                 1995      $200,000          --            --              --               --
  Chairman, President, CEO     1994       200,000          --            --          12,000           $5,060
  and Treasurer                1993       200,000     $28,000            --              --            3,802

David C. Grey(4)               1995        86,772          --       $52,251              --               --
  Vice President, Business     1994        87,010          --        39,650              --            3,800
  Development                  1993            --          --            --              --               --

Monte J. Mosiman               1995        96,125          --        34,333              --               --
  Vice President,              1994        93,000          --            --          12,000            3,181
  International Sales          1993        92,167      13,020            --              --            2,503

Roger A. Larson                1995       122,000          --            --              --               --
  Vice President, Domestic     1994       122,000          --            --          12,000            4,172
  Sales and Marketing          1993       117,333      17,080            --              --            3,177

Timothy P. Fitzgerald(5)       1995       118,686          --            --          75,000               --
  Vice President,              1994            --          --            --              --               --
  Operations                   1993            --          --            --              --               --


(1) Compensation for Mr. Grey and Mr. Mosiman includes amounts paid for achieving certain sales objectives.

(2) Includes the number of stock options granted under the Company's Incentive Stock Option Plan except for Mr. Fitzgerald who received a grant of 75,000 nonqualified options under a Nonqualified Stock Option Plan and Agreement.

(3) Includes annual contributions made by the Company to the Company's 401(k) defined contribution plan.

(4) Mr. Grey has been an employee of the Company since 1990, and was named an executive officer during fiscal 1994.

(5) Mr. Fitzgerald began employment with the Company as an executive officer on November 28, 1994.

                          OPTION GRANTS IN FISCAL 1995

     The following table summarizes option grants in the fiscal year ended July 31, 1995 to the executive officers named in the Summary Compensation Table.

                                            % OF                                            POTENTIAL
                                           TOTAL                                         REALIZABLE VALUE
                                          OPTIONS                                       AT ASSUMED ANNUAL
                                         GRANTED TO                                       RATES OF STOCK
                                         EMPLOYEES                                      PRICE APPRECIATION
                           OPTIONS       IN FISCAL      EXERCISE      EXPIRATION        FOR OPTION TERM(2)
NAME                      GRANTED(1)     YEAR 1995      PRICE(1)         DATE             5%          10%
Scott F. Drill                --             --            --            --               --          --
David C. Grey                 --             --            --            --               --          --
Monte J. Mosiman              --             --            --            --               --          --
Roger A. Larson               --             --            --            --               --          --
Timothy P. Fitzgerald       75,000          94.9%        $ 7.75    August 10, 1999     $156,750    $354,750


(1) These options were granted at the closing market price for the Company's stock on August 9, 1994, and vest in equal installments over a three-year period.

(2) The compounding assumes a five-year exercise period for the option grant and an exercise price of $7.75 per share. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, and the continued employment of the option holder through the vesting period. The amounts reflected in this table may not necessarily be achieved. If the price of Varitronics Common Stock were to appreciate at 5% and 10% compounded rates over five years, Varitronics Common Stock would have a closing price on August 10, 1999 of $9.84 and $12.48 per share, respectively.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1995
                       AND FISCAL YEAR-END OPTION VALUES

     There were no option exercises in fiscal 1995 by any of the executive officers included in the Summary Compensation Table. The values of the options held by such persons as of July 31, 1995 follows:

                                                                NUMBER OF                   VALUE OF UNEXERCISED
                            SHARES                         UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                           ACQUIRED        VALUE           AT FISCAL YEAR-END               AT FISCAL YEAR-END(1)
NAME                      ON EXERCISE    REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Scott F. Drill                  --           --          4,000            8,000               --                --
David C. Grey                   --           --          2,000            2,000           $6,240           $ 6,240
Monte J. Mosiman                --           --          4,000            8,000               --                --
Roger A. Larson                 --           --          4,000            8,000               --                --
Timothy P. Fitzgerald           --           --             --           75,000               --            75,000


(1) The value of unexercised in-the-money options represents the aggregate difference between the market value of the shares, based on the July 31, 1995 closing price of $8.75 per share, and the applicable exercise prices.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the NASDAQ Total Return Index and the S&P Office Equipment and Supplies Index over the same period (assuming the investment of $100 in the Company's Stock, the NASDAQ Total Return Index and the S&P Office Equipment and Supplies Index on July 31, 1990 and the reinvestment of all dividends).

[GRAPH]


 FISCAL YEAR ENDED JULY 31,     1990     1991     1992     1993     1994     1995
 Varitronic Systems, Inc.       100      110       81      138      131      135
 NASDAQ Total Return Index      100      118      139      169      174      243
 S&P Office Equipment Index     100      126      144      162      192      235


          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT

     The Company has entered into a termination of employment and change of control arrangement with Mr. Drill, which provides for varying payment periods depending on the circumstances of Mr. Drill's employment termination. If Mr. Drill voluntarily terminates his employment, the Company will pay an amount equal to his then-current base salary over a period of three years. In the event of Mr. Drill's termination by the Company for any reason other than cause as defined in his employment agreement, Mr. Drill will receive 1.5 times his then-current base salary over a period of three years. In the event of his termination due to a change of control of the Company, the Company will pay Mr. Drill 2.8 times his then-current base salary over three years from the date of such termination. However, the agreement contains a clause which provides that the Company is not required to make any payments which constitute nondeductible "excess parachute payments" as defined in the Internal Revenue Code. The agreement also prohibits Mr. Drill from competing with the Company for a period of three years after termination.

                              CERTAIN TRANSACTIONS

     The Company has entered into agreements with the designers of certain of its lettering and labeling systems. The designers, Thomas K. McGourty and Lawrence F. McGourty, are the father and brother, respectively, of Kevin B. McGourty, who is Vice President of Product Planning for the Company. Pursuant to these agreements, the McGourtys assigned to the Company all of their rights, including patent rights, to the machines, supplies and related technology, in exchange for a series of royalty payments. Payments under the agreements range from 1.9% to 3.8% of certain supply sales, and $10 per unit on certain machine sales. The Company incurred royalty expenses of approximately $612,000 under these agreements in fiscal 1995.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended July 31, 1995.

     Based upon information provided by officers and directors of the Company, Mr. Grey, Mr. Mosiman and Ms. Lynn McKee each failed to file on a timely basis one Form 4 report disclosing a single transaction during the 1995 fiscal year. Each transaction has since been reported.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. have been the independent accountants of the Company since July 1986, and are expected to be retained for the fiscal year ending July 31, 1996. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement and will respond to appropriate questions.

                                 OTHER BUSINESS

     The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board of Directors will be voted in accordance with the judgment of the person or persons voting the proxies.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING


     Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company on or before June 29, 1996.

                                   By Order of the Board of Directors,
                                   /s/ Deborah L. Moore
                                   Deborah L. Moore
                                   Secretary


October 27, 1995


--------------------------------------------------------------------------------

                                   PROXY CARD

--------------------------------------------------------------------------------
                            VARITRONIC SYSTEMS, INC.
                       ANNUAL MEETING -- DECEMBER 1, 1995
                                     PROXY

     The undersigned appoints SCOTT F. DRILL and DEBORAH L. MOORE, and each of them, as Proxies, each with the power to appoint his or her substitute, to represent and vote, as designated below, all of the shares of Common Stock of Varitronic Systems, Inc. held of record by the undersigned on October 3, 1995, at the Annual Meeting of Shareholders or any adjournment thereof.

1.   ELECTION OF DIRECTORS:

           Raymond F. Good    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
           John B. Zaepfel    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

          (Continued, and to be dated and signed on the reverse side)

                        (Continued from the other side)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                            Dated: ______________________ , 1995

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________
                                            PLEASE DATE AND SIGN ABOVE exactly
                                            as name appears at the left,
                                            indicating, where appropriate,
                                            official position or representative
                                            capacity. If stock is held in joint
                                            tenancy, each joint owner must sign.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.